PURCHASE AGREEMENT

     THIS AGREEMENT, entered into effective as of this 19th day of November, 1999.

      1. PARTIES. The buyer is Boulevard East, LLC or related assigns, (such assignment to be effective only if buyer shall remain liable for the full performance of Buyer hereunder), ("Buyer"), and the seller is AEI Real Estate Fund XVI Limited Partnership, ("Seller").

      2. PROPERTY. The Property consists of the real property legally described on Exhibit A attached hereto, all buildings and improvements, and fixtures on the land, (including, but not limited to, that certain building and related improvements) appurtenances, mineral and similar rights (to the extent owned by Seller), and personal property, if any, presently owned by Seller and used by Seller in connection with the land or the improvements, all of Seller's interest in all leases, prepaid rents, security deposits and other contract rights, guaranties and warranties or other rights related to the use and operation of the Property and all assignable governmental licenses and permits.

     3. PURCHASE PRICE. The purchase price for the Property is $1,493,084, all cash.

     4. TERMS. The purchase price for the Property will be paid by Buyer as follows:

          (a)   When  this  agreement is executed, Buyer will  pay
                $5,000  to   Seller  (the "First  Payment").   The
                First Payment will be forwarded to the Escrowee per
                paragraph 7  hereof,  and   credited   against the
                purchase price when and if escrow closes and the sale is completed.

          (b) Buyer will deposit the balance of the purchase price, $1,488,084, (the "Final Payment") into escrow in sufficient time to allow escrow to close on the closing date.

      5. CLOSING DATE. Escrow is scheduled to close (i.e., the deed will be recorded and the purchase price transferred to Seller) on the fifteenth (15th) day after the expiration of the Due Diligence Period, or such earlier time as the parties may mutually agree. In no event shall the Closing Date extend beyond February 15, 2000.

     6. DUE DILIGENCE. Buyer will have until the latter of (i) forty-five (45) days after the full execution of this Agreement by both parties hereto, or (ii) forty-five (45) days after delivery of each of the following items (the "Due Diligence Period") to conduct all of its inspections and due diligence and satisfy itself regarding each item, the Property and this transaction.

          a. The original and one copy of a title insurance commitment for an ALTA owner's title insurance policy (see paragraph 8 below)

          b. Copies of such "as built" plans and specifications for the Property as Seller can locate after diligent search.

          c. Copies of an "as built" survey of the Property done concurrent with Seller's acquisition of the Property.

          d. Current lease, and rent payment history showing occupancy date, lease expiration date, rent, and security deposit, if any, accompanied by such tenant financial statements as may have been provided to Seller by the Tenant.

          e.   Copies  of  any and all existing soil  tests  and
               environmental   tests   previously done by or for
               Seller relating to the Property.

      During the Due Diligence Period, Buyer and Seller as a condition to both parties' obligations hereunder, shall attempt to agree upon a mutually acceptable form of assignment and assumption of lease and personalty of Seller on the Property, if any, with respective pre and post closing indemnification clauses, and an Estoppel Certificate executed by existing tenant on such form reasonably approved by Buyer.

      Seller shall provide Buyer access to the Property from time to time for the purpose of conducting inspections thereof including mechanical, structural, electrical and other physical inspections. Buyer has until the end of the Due Diligence Period to complete such physical inspection.

      Buyer shall indemnify Seller from and against any and all losses, claims, causes of action, liabilities, and costs to the extent caused by the actions of Buyer, its agents, employees, contractors, or invitees, during any such entry upon the Property. The foregoing duty of indemnification shall include the duty to pay all reasonable attorney's fees incurred by the Seller in responding to or defending any such claims or proceedings.

      Buyer may cancel this agreement for ANY REASON in its sole discretion by delivering a cancellation notice by certified mail, return receipt requested, or by overnight delivery service to Seller and escrow holder before the expiration of the Due Diligence Period. Such notice shall be deemed effective only upon receipt by Seller.

      If Buyer cancels this Agreement as permitted under this Section, except for any escrow cancellation fees and any liabilities under Sections 15(a) of this Agreement (which will survive), Buyer (after execution of such documents reasonably requested by Seller to evidence the termination hereof) shall be returned the First Payment, and Buyer will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction, regardless of any alleged conduct by Seller or anyone else.

      After passage of the Due Diligence Period and Buyer's failure to terminate this Agreement as provided above, Buyer shall have been deemed to have waived its right to terminate this Agreement based upon the items received by Buyer and its inspection of the property during the Due Diligence Period. Buyer shall have ten (10) business days, from written notice to Buyer, to review any adverse material changes in any of the due diligence items received prior to the Closing Date to terminate this Agreement. Except for the foregoing, if this Agreement is not canceled, all of Buyer's conditions and contingencies will be deemed satisfied.

      7. ESCROW. The escrow holder will be an agent for a nationally-recognized title insurance company reasonably acceptable to Seller ("the Escrowee"), with offices in or near Atlanta, Georgia. A copy of this Agreement and the First Payment will be delivered to the escrow holder and will serve as escrow instructions together with the escrow holder's standard instructions and any additional instructions required by the escrow holder to clarify its rights and duties (and the parties agree to sign these additional instructions). If there is any conflict between these other instructions and this Agreement, this Agreement will control. Escrow will be deemed opened only upon Seller's execution of this Agreement and the deposit with Escrowee of the Buyer's First Payment by Seller.

     8. TITLE. Closing will be conditioned on the agreement of the Escrowee to issue an ALTA Owner's policy of title insurance, dated as of the close of escrow, in an amount equal to the purchase price, insuring that Buyer will own insurable title to the property subject only to: the title company's standard exceptions; current real property taxes and assessments; survey exceptions; and other items of record disclosed to Buyer during the Due Diligence Period.

      Buyer shall be allowed ten (10) business days after receipt of said commitment for examination and for the making of any objections thereto, said objections to be made in writing or deemed waived. If any objections are so made, the Seller shall be allowed sixty (60) days to remove or cure such objection to Buyer's satisfaction and make such title marketable. If Seller shall decide to make no efforts to make title marketable, or is unable to make title marketable, (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof) Buyer's First Payment shall be returned and this Agreement shall be null and void and of no further force and effect.

     Pending correction of title, the payments hereunder required shall be postponed, but upon correction of title and within ten
(10) days after written notice of correction to the Buyer, the parties shall perform this Agreement according to its terms. Seller shall pay for the cost of issuing the title commitment and Buyer shall pay the owner's title insurance premium for an Owner's policy.

     9. CLOSING COSTS. Subject to paragraph 4(c) above, Seller will pay the deed stamp taxes and one-half of escrow fees, and any brokerage commissions payable. Buyer will pay all recording fees, one-half of the escrow fees, the costs of a survey or survey update (if required by Buyer) and the title premium. Each party will pay its own attorneys' fees and costs to document and close of this transaction.

     10.  REAL ESTATE TAXES, SPECIAL ASSESSMENTS AND PRORATIONS.

          (a)  Because the Property is subject  to  a
               triple net lease, the parties acknowledge that there shall be no need for a real estate tax prorations. However, Seller represents that to the best of its knowledge, all real estate taxes and installments of special assessments due and payable in all years prior to the year of Closing have been paid in full. Unpaid levied and pending special assessments existing on the date of Closing shall be pro-rated between Buyer and Seller as of the date of Closing. Buyer shall pay all taxes due and payable in the year after Closing and any unpaid installments of special assessments payable therewith and thereafter.

          (b)  All  income and all operating expenses
               from the Property shall be prorated between the parties and adjusted by them as of the date of Closing. Seller shall be entitled to all income earned and shall be responsible for all expenses incurred prior to the date of Closing, and Buyer shall be entitled to all income earned and shall be responsible for all operating expenses of the Property incurred on and after the date of closing. To the extent any of said items cannot be determined at Closing after reasonable efforts, Seller and Buyer shall compute such prorations as soon as possible after Closing and settle such adjustment as of the Closing date.

     11.  SELLER'S COVENANTS, REPRESENTATIONS AND AGREEMENTS.

          (a) Seller represents and warrants as of this date that:

              (i)   Except  for  the  Net  Lease
                    Agreement with Caribou Coffee and its sublessees or concessionaires, there are no other leases of the property. The Caribou Coffee Net Lease Agreement is in full force and effect and neither party is in default thereunder and the tenant is not entitled to any credits or offsets thereunder.

               (ii) It is not aware of any pending
                    litigation,    condemnation,   or    rezoning
                    proceedings against the Property or Seller's interest in the Property.

              (iii) It is not aware of any contracts it has
                    executed that would be binding on Buyer after the closing date.

               (iv) Seller is validly existing and duly qualified
                    to transact business in the State of Georgia.

                (v) To the best of Seller's knowledge the
                    Property is not subject to any claim, demand, suit, unfiled lien or other proceeding of any kind which affects or may affect the Property.

               (vi) There are no leasing commissions, fees or
                    other compensation owed in connection with the leasing of the Property.

              (vii) Provided that Buyer performs its obligations
                    when required, Seller agrees that it will not enter into any new contracts or amend or modify any current leases that would materially affect the Property and be binding on Buyer after the closing date without Buyer's prior consent, which will not be unreasonably withheld.

             (viii) Seller is not a "foreign person" which would
                    subject Buyer to the withholding tax provisions of Section 1445 of the Internal Revenue Code.

               (ix) To Seller's best knowledge, the Property and
                    all business operations thereon are in compliance with all applicable federal, state and local statutes, laws and regulations.

               (x) Seller is not aware of, and has received no notice of, the presence, disposal, leakage or migration on to the Property of any hazardous
                    waste   or   toxic   substances regulated by
                    any   federal, state   or local governmental
                    authorities which may be in violation of any applicable law, rule or regulation.

               (xi) In addition to the acts and deeds recited
                    herein and contemplated to be performed, executed, and delivered by Seller, Seller shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds, and assurances, as Buyer or the Title Company may require and Seller deems to be reasonable in order to consummate the transactions contemplated herein.

              (xii) Seller has all requisite power and authority
                    to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

          (b) All covenants, representations and warranties of Seller contained herein are true and correct as of the date hereof and shall be true and correct as of the date of Closing.

      12. DISCLAIMER. Seller and Buyer acknowledge and agree that Seller acquired the Property through a sale\leaseback with the present tenant. Seller has been an absentee landlord. Consequently, Seller has little, if any, knowledge of the physical characteristics of the Property.

     Accordingly, except as otherwise specifically stated in this Agreement, Seller hereby specifically disclaims any warranty, guaranty, or representation, oral or written, past, present, or future of, as to, or concerning (i) the nature and condition of the Property, including, without limitation, the water, soil, and geology, and the suitability thereof and of the Property for any and all activities and uses which Buyer may elect to conduct thereon; (ii) except for the warranty contained in the Deed to be delivered by Seller at the Closing, the nature and extent of any right of way, Lease, possession, lien, encumbrance, license, reservation, condition, or otherwise, and (iii) the compliance of the Property or its operation with any laws, ordinances, or regulations of any government or other body.


     Buyer acknowledges that having been given the opportunity to inspect the Property, Buyer is relying solely on its own investigation of the Property and not on any information provided or to be provided by Seller except as set forth herein. Buyer further acknowledges that the information provided and to be provided with respect to the Property by Seller was obtained from a variety of sources and Seller neither (a) has made independent investigation or verification of such information, or
(b) makes any representations as to the accuracy or completeness of such information. The sale of the Property as provided for herein is made on an "AS IS" basis, and Buyer expressly acknowledges that, in consideration of the agreements of Seller herein, except as otherwise specified herein, Seller makes no Warranty or representation, Express or Implied, or arising by operation of law, including, but not limited to, any warranty or condition, habitability, tenantability, suitability for commercial purposes, merchantability, or fitness for a particular purpose, in respect of the Property.

     BUYER AGREES THAT IT SHALL BE PURCHASING THE PROPERTY IN ITS THEN PRESENT CONDITION, AS IS, WHERE IS, AND SELLER HAS NO OBLIGATION TO CONSTRUCT OR REPAIR ANY IMPROVEMENTS THEREON, OR TO PERFORM ANY OTHER ACT REGARDING THE PROPERTY, EXCEPT AS EXPRESSLY PROVIDED HEREIN.

     13.  CLOSING.

          (a) Before the closing date, Seller will deposit into escrow: an executed general warranty deed conveying fee simple, insurable title of the Property to Buyer; and

               (i)  Assignment and Assumption of the Caribou
                    Coffee Lease, Letter of Credit, and any other intangible personal property.

              (ii) Bill of sale to personal property, if any, of Seller, on the property.

             (iii)  Lien waiver affidavit

              (iv)  Form 10995

               (v)  FIRPTA Certificate

              (vi) Delivery of original Caribou Coffee lease, warranties/guaranties, if any in Seller's possession, permits/licenses, keys, if any, in Seller's possession.

             (vii) Certified copy of Partnership Agreement for the Seller

            (viii) Notice of transfer to tenant jointly signed by Buyer and Seller.

              (ix) Estoppel dated no more than 30 days prior to the Closing from Caribou Coffee in form and substance reasonably satisfactory to Buyer. If Buyer and Seller cannot agree prior to the end of the Due Diligence Period on the form of Estoppel to be delivered, this Agreement shall be null and void and of no further force and effect and Buyer's First Payment shall be returned to Buyer.

          (b)  On  or Before the closing date,  Buyer
               will deposit into escrow: the Assignment and Assumption of Lease signed by Buyer; the balance of the purchase price when required under Section 4; any additional funds required to close escrow. Both parties will sign and deliver to the escrow holder any other documents reasonably required by the escrow holder to close escrow.

          (c)  On the closing date, if escrow is in  a
               position to close, the escrow holder will: record the deed in the official records of the county where the Property is located; cause the title company to commit to issue the title policy; immediately deliver to Seller the portion of the purchase price deposited into escrow by cashier's check or wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the escrow holder's certified closing statement; and take all other actions necessary to close escrow.

      14. DEFAULT. If Buyer defaults and Seller has fully performed all obligations of Seller hereunder and satisfied all conditions to Closing to be performed by Seller, Buyer will forfeit all rights and claims and Seller will be relieved of all obligations and will be entitled as its sole and exclusive remedy, to retain all monies heretofore paid by the Buyer as liquidated damages, actual damages being difficult if not impossible to calculate and the parties having made a good faith effort to determine the same.

      If Seller shall default, Buyer irrevocably waives any right to file a lis pendens, a specific performance action or any other claim, action or proceeding of any type in connection with the Property or this or any other transaction involving the Property, and will not do anything to affect title to the Property or hinder, delay or prevent any other sale, lease or other transaction involving the Property (any and all of which will be null and void), unless: it has paid the First Payment, performed all of its other obligations and satisfied all conditions under this Agreement within the required time periods, and unconditionally notified Seller that it stands ready to tender full performance, purchase the Property and close escrow as per this Agreement, regardless of any alleged default or misconduct by Seller. Provided, however, that in no event shall Seller be liable for any punitive, consequential or speculative damages arising out of any default by Seller hereunder. Upon a default by Seller hereunder, Buyer shall have the right to enforce an action in equity for specific performance, sue for damages available at law or terminate this Agreement by written notice to Seller and receive the immediate return of the First Payment.

     15.  BUYER'S REPRESENTATIONS AND WARRANTIES.

     a.   Buyer represents and warrants to Seller as follows:

     (i)  In  addition to the acts and deeds recited herein
          and contemplated to be performed, executed, and delivered by Buyer, Buyer shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds, and assurances as Seller or the Title Company may require and Buyer deems to be reasonable in order to consummate the transactions contemplated herein.

    (ii) Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

   (iii) To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law,
          (ii) any order of any court or other agency of government having jurisdiction hereof, or (iii) any agreement or instrument to which Buyer is a party or by which Buyer is bound.

     16.  DAMAGE, DESTRUCTION AND EMINENT DOMAIN.

          a.    If, prior to closing, the Property  or  any
          part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement, this Agreement shall become null and void, at Buyer's option exercised, if at all, by written notice to Seller within ten (10) days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in Paragraph 6 hereof have been satisfied, or waived; and (ii) any ten-day period provided for above in this Subparagraph 16a for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to all insurance proceeds resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, and are so payable to Seller under the Caribou Coffee Lease.

          b.    If, prior to closing, the Property, or  any
          part thereof, is taken by eminent domain, this Agreement shall become null and void, at Buyer's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the purchase price, and Seller shall assign to Buyer all the Seller's right, title and interest in and to any award made, or to be made, in the condemnation proceeding.

      In the event that this Agreement is terminated by Buyer as provided above in Subparagraph 16a or 16b, the First Payment shall be immediately returned to Buyer (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof).

     17.  MISCELLANEOUS.

          (a)  This Agreement may be amended only by a
               written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party.

               Time is of the essence.  This Agreement
               will not be construed for or against a party whether or not that party has drafted this agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described, and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

          (b)  If this escrow has not closed by thirty
               (30) days after the end of the Due Diligence Period, through no fault of Seller, Seller may either, at its election, extend the closing date, exercise any remedy available to it by law, or terminate this Agreement and return all funds theretofore paid by Buyer.

          (c)  Funds to be deposited or paid by Buyer
               will be good and clear funds in the form of cash, cashier's checks or wire transfers. All funds deposited into escrow and held by the escrow holder will be held in an interest-bearing account. Interest on the funds in this account will accrue for Buyer's benefit, but if Buyer defaults, interest will accrue for Seller's benefit.

          (j) All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery, to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

          (k)  Further Conditions to Closing:

               (i)  Seller has complied with and otherwise
                    performed each of the covenants and obligations of Seller set forth herein;

               (ii) No adverse change to the title or to the
                    environmental condition of the Property occurs after the Due Diligence Period.

          (c) All representations, warranties and covenants contained herein shall, as applicable, survive the Closing and delivery of the deed for a period of one (1) year.

          (d) This Agreement shall be governed by end construed in accordance with the laws of the State of Georgia.

          (e) This Agreement may be executed in multiple counterparts, each of which shall be an original copy and together which shall constitute one instrument.

          (f) Buyer intends to effect a tax-deferred exchange under Section 1031 of the Internal Revenue Code in connection with the purchase of the Property and Seller agrees to cooperate with Buyer in carrying out said exchange; provided that, Seller shall not be responsible for any costs associated therewith or assume any liabilities in connection therewith. Seller agrees to execute such additional documents as may be required to give effect to this provision.


               If to Seller:

                       Attention:   Robert P. Johnson
                                    AEI Fund Management XVI, Inc.
                                    1300 Minnesota World Trade Center
                                    Saint Paul, Minnesota  55101
                                    Facsimile: (651) 227-7705


               If to Buyer:

                      Attention:    Ralph H. Falls, III CCIM
                                    320 South Tryon Street
                                    Suite 202
                                    Charlotte, North Carolina  28202
                                    Facsimile: (704) 333-6092


       When accepted, this offer will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller and their respective successors and assigns. Buyer is submitting this offer by signing a copy of this offer and delivering it to Seller along with the $5,000 First Payment, which, if accepted, will be deposited into escrow by Seller. Seller has five (5) business days within which to accept this offer.


      IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement effective as of the day and year first above written.

BUYER:    BOULEVARD EAST, LLC

          By:/s/ Ralph H Falls
          Its: Manager



Accepted and agreed this 19th day of November, 1999.

SELLER:   AEI  REAL  ESTATE  FUND  XVI  LIMITED  PARTNERSHIP, a
          Minnesota limited partnership

          By:  AEI  Fund  Management XVI,  Inc.,  its
               corporate general partner

          By: /s/ Robert P Johnson
                  Robert P. Johnson, President



Caribou Coffee Company


                              EXHIBIT "A"

All that tract or parcel of land lying and being in Land Lot 901 of the 16th District, Second Section, Cobb County, Georgia and being more particularly described as follows:

To find the True Point of Beginning, commence at a point at the corner common to Land Lots 901, 902, 971 and 972 of said District, Section and County, said point of being located North 84" 33' 24 West a distance of 50.00 feet from a number 4 rebar found on the Southerly line of Land Lot 901 of said District, Section and County; thence, from said land lot corner, North 01" 48' 20 East a distance of  325.07 feet to a point; thence North 02" 12' 51 East a distance of 45.46 feet to a number 4 rebar set and the TRUE POINT OF BEGINNING; thence North 01" 53' 24 East a distance of 234.23 feet to an iron pin with plastic cap found at the Southwesterly right-of-way of Johnson Ferry Road, said iron pin being located North 28" 40' 42 West a distance of 0.83 feet from a right of way monument found; thence, along the Southwesterly right of way of Johnson Ferry Road, South 63" 59' 03 East a distance of 164.20 feet to a point, said point being located North 63" 59' 03 West a distance of 1.79 feet from a right-of-way monument found; thence, departing said right of way, South 02" 07' 32 West a distance of 166.85 feet to a number 4 rebar found; thence, North 88" 12' 50 West a distance of 149.18 feet to a number 4 rebar set at the TRUE POINT OF BEGINNING, containing
0.70 acre as shown on Boundary Survey for Caribou Coffee, prepared by Atlanta Engineering Service, Inc., dated December 1, 1994, last revised December 12, 1996, certified to Caribou Coffee Company, Inc.,
AEI Real   Estate  Fund  XVI Limited Partnership and Lawyers Title
Insurance Company by Elvin L. Aycock, Ga.R.L.S. No. 2374.

TOGETHER WITH easement appurtenant to the about described property as set forth in Easement Agreement and RElease of Existing Easement between Lorient Corporation, N.V. and Merchant's Walk Associates L.P. dated September 28, 1993, recorded in Deed Book 7652, Page 420, Cobb County, Georgia records.